UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2025

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 13, 2025, Rekor Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as representative of the several underwriters named therein, relating to an underwritten registered direct offering to a single institutional investor (the “Offering”) of 8,571,428 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one warrant (each, a “Warrant”) to purchase one share of Common Stock. The shares of Common Stock and Warrants comprising the Units are immediately separable and were issued separately.

The public offering price for each Unit is $1.75. Each Warrant has an exercise price of $2.40 per share of Common Stock, is immediately exercisable upon issuance, and will expire seven years from the date of issuance.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors and their affiliates have entered into agreements providing that each of these persons and entities may not, without the prior written approval of the underwriters, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Form of Warrant

The Warrants are exercisable, in whole or in part, at any time before 5:00 p.m., New York City time, on December 16, 2032 (seven years from the date of issuance). The Warrants have an initial exercise price of $2.40 per share of Common Stock, subject to adjustment as described below.

A holder of Warrants may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group, would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of the Common Stock.

If, at the time a holder exercises Warrants, there is no effective registration statement registering the issuance of the shares of Common Stock underlying the Warrants, or the prospectus contained therein is not available for such issuance, then the holder may elect to exercise the Warrants on a cashless basis, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Warrants. Notwithstanding the foregoing, on the expiration date, any unexercised Warrants will be automatically exercised via cashless exercise, subject to the beneficial ownership limitations described above.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding Common Stock, or the acquisition of more than 50% of the voting power of the Company’s common equity, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

The Warrants may be transferred or assigned, subject to applicable laws and certain transfer restrictions set forth in the Warrants.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Side Letter Agreement

In connection with the Offering, on December 16, 2025, the Company entered into a Side Letter Agreement (the “Side Letter”) with Anson Advisors Inc., on behalf of Anson Investments Master Fund LP and Anson East Master Fund LP (collectively, the “Investor”), the sole purchaser in the Offering.

Pursuant to the terms of the Side Letter, the Company is prohibited from effecting or entering into any “Variable Rate Transaction” while the Investor holds any Warrants. A “Variable Rate Transaction” generally means a transaction in which the Company issues or sells debt or equity securities with conversion, exercise, or exchange prices that vary based on the trading price of the Common Stock or are subject to reset provisions, or enters into equity line of credit arrangements. This prohibition does not apply to (i) straight debt instruments without equity components, (ii) traditional term loans or credit facilities without equity-linked features, or (iii) at-the-market offerings at prices not less than $1.75 per share.

During the two-year period following the Closing Date, the Investor has the right to purchase up to 30% of any “New Securities” (generally, Common Stock or securities convertible into Common Stock, subject to customary exceptions) in future offerings on the same terms as other investors. For non-underwritten offerings and registered offerings that are not firm-commitment underwritten, the Company must provide at least three trading days’ advance notice to the Investor. For firm-commitment underwritten offerings, the Company must use commercially reasonable efforts to provide the Investor with the opportunity to participate. The Investor may elect to receive additional Warrants in lieu of other equity securities in such offerings.

For 90 days the Company may not issue, agree to issue, or announce the issuance of Common Stock or securities convertible into Common Stock without the prior written consent of holders of a majority in interest of the Warrants and underlying shares, subject to customary exceptions.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Closing of Offering

On December 16, 2025, the Offering closed and the Company issued and sold 8,571,428 Units. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $14 million.

The Offering was made pursuant to the Underwriting Agreement and a shelf registration statement on Form S-3 (Registration Statement No. 333-281042) filed by the Company with the Securities and Exchange Commission (the “SEC”) that became effective on August 6, 2024. On December 15, 2025, a prospectus supplement and accompanying prospectus were filed with the SEC in connection with the Offering.

Item 8.01	Other Events.

On December 15, 2025, the Company issued a press release announcing the pricing of the Offering, and on December 16, 2025, the Company issued a separate press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the press releases contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press releases are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 13, 2025, by and between Rekor Systems, Inc. and William Blair & Company, L.L.C., as representative of the several underwriters named therein.

4.1	Form of Warrant.

5.1	Opinion of Crowell & Moring LLP.

10.1	Side Letter Agreement, dated as of December 16, 2025, by and between Rekor Systems, Inc. and Anson Advisors Inc, on behalf of on behalf of Anson Investments Master Fund LP and Anson East Master Fund LP.

23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1).

99.1	Press Release dated December 15, 2025.

99.2	Press Release dated December 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: December 16, 2025	/s/ Joseph Nalepa
	Name:	Joseph Nalepa
	Title:	Chief Financial Officer